                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                   ULTRATECH STEPPER, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 2000

                            ------------------------

TO THE STOCKHOLDERS OF ULTRATECH STEPPER, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), will be held on June 1, 2000, at 10:00 a.m. local time, at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, CA 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect two (2) directors to serve for the ensuing two years until the expiration of their terms in 2002, or until their successors are duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

    Only stockholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ Arthur W. Zafiropoulo

                                          Arthur W. Zafiropoulo
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER

May 2, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            ULTRATECH STEPPER, INC.
                                3050 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000

                             ---------------------

GENERAL

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Ultratech Stepper, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 1, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, CA 95035. These proxy solicitation materials were mailed on or about May 2, 2000 to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 14, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 21,470,509 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 14, 2000. Stockholders may not cumulate votes in the election of directors.

    All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal Two, the ratification of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2000, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompaying Notice and Proxy Statement and, with respect to and any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than December 27, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 12, 2001.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

    On July 23, 1993, the Board of Directors and stockholders of the Company approved the Company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors consisting of two classes of directors each serving staggered two-year terms. The Amended and Restated Certificate of Incorporation became effective on October 6, 1993 and was amended in 1995 and 1998 by the stockholders to give effect to increases in the number of authorized shares of Common Stock. The class whose term of office expires at the Annual Meeting currently consists of three directors. However, Mr. Larry Carter has indicated that he will not serve on the Board of Directors after his current term expires at the Annual Meeting. The Board of Directors has selected two nominees for election for the term ending upon the 2002 Annual Stockholders Meeting or until their successors have been duly elected and qualified, both of whom are current directors of the Company. If the proposal is approved, the board will consist of five persons, with two classes consisting of three directors each with one vacancy. The names of the persons who are nominees for director, the terms of their proposed directorship, and their positions and offices with the Company as of April 14, 2000 are set forth below.

    Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve for their respective terms or until their successors have been elected and qualified.

NOMINEES FOR TERM ENDING UPON THE 2002 ANNUAL STOCKHOLDERS MEETING

    ARTHUR W. ZAFIROPOULO, 61, founded the Company in September 1992 to acquire certain assets and liabilities of the Ultratech Stepper Division ("Predecessor") of General Signal Corporation ("General Signal") and, since March 1993, has served as Chief Executive Officer and Chairman of the Board. Additionally,
Mr. Zafiropoulo served as President of the Company from March 1993 to March 1996, resumed the position of President of the Company in May 1997 and served in this capacity until April 1999. Between September 1990 and March 1993, he was President of Predecessor. From February 1989 to
September 1990, Mr. Zafiropoulo was President of General Signal's Semiconductor Equipment Group International, a semiconductor equipment company. From
August 1980 to February 1989, Mr. Zafiropoulo was President and Chief Executive Officer of Drytek, Inc., a plasma dry-etch company that he founded in August 1980, and which was sold to General Signal in 1986. From July 1987 to September 1989, Mr. Zafiropoulo was also President of Kayex, a semiconductor equipment manufacturer, which is a unit of General Signal. Mr. Zafiropoulo is a director of SEMI (Semiconductor Equipment and Materials International), an international trade association representing the semiconductor, flat panel display equipment and materials industry; Semi/Sematech, which represents majority United States-owned and controlled suppliers of equipment, materials and services to the semiconductor manufacturing industry; Advanced Energy Industries, Inc., a leading manufacturer of power conversion and control systems; and Intelligent Reasoning Systems, Inc., a provider of optical inspection tools which utilize artificial intelligence software for Printed Wiring Assemblies (PWA) and High-Density Interconnect (HDI) markets.

    JOEL F. GEMUNDER, 60, has been a Director of the Company since
October 1997. Mr. Gemunder has been President and a member of the Board of Directors of Omnicare, Inc., a pharmacy services provider, since 1991. He has also served as a Director of Chemed Corporation, a construction services company, since 1977. Mr. Gemunder holds an A.B. from the City College of New York in Business and an M.B.A. from the University of Chicago.

CONTINUING DIRECTORS FOR TERM ENDING UPON THE 2001 ANNUAL STOCKHOLDERS MEETING

    TOMMY GEORGE, 60, has served as a Director of the Company since
October 1997. From April 1993 through May 1997, Mr. George served as the President of Motorola SPS ("Motorola"). From June 1986 through April 1993,
Mr. George served as the Assistant General Manager of Motorola. In addition, Mr. George has also served as a Director of Amkor Technology, Inc., a packaging and test services provider, since October 1997 and FSI International, Inc., a processing equipment supplier, since January 1998.

    GREGORY HARRISON, 67, has served as a Director of the Company since
May 1993. Since 1986, he has served as President of G. Harrison & Company, a management consulting firm. From 1969 to 1986, Mr. Harrison served in various operating management positions, most recently as Vice President and Corporate Officer, at National Semiconductor Corporation.

    KENNETH LEVY, 57, has served as a Director of the Company since May 1993. Mr. Levy has served as Chairman of the Board of Directors of KLA-Tencor Corporation ("KLA"), a company which he co-founded, since July 1999 and served in the same capacity April 1997 to June 1998. Mr. Levy was Chief Executive Officer and a director of KLA from July 1998 to June 1999. From July 1975 until April 1997, he served as Chief Executive Officer of KLA Instruments Corporation and Chairman of its Board of Directors. Mr. Levy has also served as a director of SpeedFam--IPEC, Inc., formerly known as Integrated Process Equipment Corporation, a manufacturer of semiconductor processing equipment for chemical, mechanical, planarization and cleaning of advanced integrated circuits, since May 1995. In addition, Mr. Levy serves as a director emeritus on the board of Semiconductor Equipment and Materials Institute (SEMI), an industry trade association.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999, the Board of Directors held five meetings and acted by unanimous written consent on two occasions. The Board of Directors has an Audit Committee and a Compensation Committee. During the respective term of his service on the Board, each of the directors, other than Mr. Kenneth Levy, attended or participated in 75% or more of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year.

    The Compensation Committee currently consists of two directors, Messrs. Harrison and Gemunder. The Compensation Committee is primarily responsible for approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has sole and exclusive authority to administer the Company's 1993 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan and the Company's 1999 Supplemental Stock Option/ Stock Issuance Plan. The Compensation Committee held four meetings during the past fiscal year and acted by unanimous written consent on three occasions.

    The Audit Committee currently consists of two directors, Messrs. Carter and Levy, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held five meetings during the last fiscal year. After the Annual Meeting, Mr. Carter will be replaced on the Audit Committee.

DIRECTOR COMPENSATION

    During the fiscal year ended December 31, 1999, each non-employee Board member was paid an annual cash retainer fee of $10,000, received an additional $1,000 for attendance at each Board meeting and $500 for attendance at each meeting of any Board committee of which he was a member, so long as such committee meeting did not follow a meeting of the Board. In addition, the Company reimburses each non-employee Board member for expenses incurred in connection with his attendance at such Board and committee meetings.

    Pursuant to the Automatic Option Grant Program in effect under the Company's 1993 Stock Option/ Stock Issuance Plan (the "1993 Plan"), each individual who becomes a non-employee Board member will automatically be granted, on the date of his or her initial election or appointment to the Board, a non-statutory stock option to purchase 12,000 shares of the Company's Common Stock. The option will have an exercise price equal to the fair market value per share of Common Stock on the applicable grant date. The option will have a maximum term of ten
(10) years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. The option will be immediately exercisable for all of the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares will vest as follows: (i) fifty percent (50%) of the shares will vest upon completion of one (1) year of Board service measured from the grant date and (ii) the remaining shares will vest in three (3) successive equal annual installments upon completion of each of the next three (3) years of Board service thereafter.

    On the date of the 1999 Annual Stockholders Meeting, each of the continuing non-employee Board members (Messrs. Carter, Gemunder, George, Harrison and Levy) received an option grant under the Automatic Option Grant Program for 4,000 shares with an exercise price of $12.9375 per share, the fair market value per share of the Common Stock on the June 2, 1999 grant date. Each of the options has a maximum term of ten (10) years measured from the grant date, subject to the earlier termination upon the optionee's cessation of Board service. The option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each such 4,000-share grant vested upon the optionee's completion of one (1) year of Board service measured from the grant date.

    The shares subject to each outstanding option under the Automatic Option Grant Program will vest immediately upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each automatic option grant may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Company or the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board recommends that the stockholders vote FOR the election of each of the above nominees.

                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during the fiscal year ended December 31, 1999, to serve in the same capacity for the fiscal year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 1, 2000 (unless otherwise stated in the footnotes) by (i) all persons who are or who may be deemed beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                         SHARES OF COMMON STOCK   PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    BENEFICIALLY OWNED     BENEFICIALLY OWNED(1)
---------------------------------------                  ----------------------   ---------------------
State of Wisconsin Investment Board....................         1,165,300                  5.4%
  121 East Wilson Street
  Madison, WI 53707
Arthur W. Zafiropoulo(2)...............................         1,766,108                  8.2%
  Ultratech Stepper, Inc.
  3050 Zanker Road
  San Jose, CA 95134
Daniel H. Berry(3).....................................           293,635                  1.4%
William G. Leunis, III(4)..............................           126,575                    *
Bruce Wright...........................................                 0                    *
Kenneth Levy(5)........................................            63,800                    *
Gregory Harrison(6)....................................            16,000                    *
Larry R. Carter(7).....................................            20,000                    *
Joel Gemunder(8).......................................            21,000                    *
Thomas D. George(9)....................................            25,000                    *
All current directors and executive officers as a group         2,205,543                 10.3%
  (8 persons)(10)......................................

------------------------

*   Less than one percent of the outstanding Common Stock.

(1) Percentage of ownership is based on 21,458,657 shares of Common Stock issued and outstanding on March 1, 2000. This percentage also takes into account the Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 1, 2000, including, but not limited to, through the exercise of options; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(1)(i) under the Securities Exchange Act of 1934, as amended.

(2) Includes 1,642,108 shares held in the name of Arthur W. Zafiropoulo, trustee of the Separate Property Trust, dated July 20, 1998, for the benefit of Arthur W. Zafiropoulo. Includes 24,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000. Also includes 100,000 shares held in the name of Zafiropoulo Family Foundation.

(3) Includes 213,800 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

(4) Includes 44,875 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000. These options were canceled on March 31, 2000 as a result of the termination of Mr. Leunis' employment with the Company effective December 31, 1999.

(5) Consists of 63,800 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

(6) Consists of 16,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

(7) Consists of 20,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

(8) Includes 20,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

(9) Consists of 20,000 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

(10) Includes 377,600 shares of the Company's Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 1, 2000.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the 1999 fiscal year was in excess of $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years. No executive officer who would otherwise have been included in such table on the basis of salary and bonus earned for the 1999 fiscal year resigned or terminated employment during that fiscal year, other than William G. Leunis, III who ceased serving as the Company's Chief Financial Officer in June 1999 and whose employment with the Company terminated on December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                      COMPENSATION AWARDS
                                                                    -----------------------
                                                    ANNUAL                       NUMBER OF
                                               COMPENSATION(2)      RESTRICTED   SECURITIES
                                             --------------------     STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)   BONUS($)   AWARDS($)    OPTIONS(#)   COMPENSATION($)(3)
---------------------------       --------   ---------   --------   ----------   ----------   ------------------
Arthur W. Zafiropoulo(1)........    1999      310,000          0         0        100,000             0
  Chairman of the Board,            1998      310,000          0         0             --             0
  Chief Executive Officer           1997      310,000          0         0             --             0

Daniel H. Berry(1)..............    1999      225,000          0         0         50,000             0
  President and                     1998      214,327          0         0        100,000             0
  Chief Operating Officer           1997      178,365          0         0         50,000             0

Bruce R. Wright(1)..............    1999      131,250     25,000         0        100,000             0
  Senior Vice President,
    Finance,
  Chief Financial Officer,
  and Secretary

William G. Leunis, III(1).......    1999      175,000          0         0             --             0
  Senior Vice President,
    Business                        1998      175,000          0         0             --             0
  Development                       1997      163,942          0         0         50,000             0

------------------------

(1) Mr. Zafiropoulo served as President of the Company until March 1996 and from May 1997 to April 1999. Mr. Berry has served as Chief Operating Officer and President for the Company since April 1999. Between June 1998 and
    April 1999, Mr. Berry was the Chief Operating Officer and Executive Vice President of the Company. Between March 1993 and June 1998, Mr. Berry served as Senior Vice President, Sales and Service of the Company. Mr. Wright joined the Company in June 1999 as Senior Vice President, Finance, Chief Financial Officer and Secretary. Mr. Leunis served as Senior Vice President, Business Development from June 1999 to December 1999. Until May 1999,
    Mr. Leunis served as Senior Vice President, Finance, Chief Financial Officer, Secretary and Treasurer.

(2) Includes compensation deferred by the Named Executive Officer under the Company's Section 401(k) Plan and Section 125 Cafeteria Benefit Plan.

(3) Normally represents for each Named Executive Officer the sum of the following two amounts: (i) the individual's allocable share of the profit-sharing contribution made by the Company to the Section 401(k) Plan for the fiscal year and (ii) 50% of the bonus earned for the fiscal year under the Company's Executive Incentive Plan but subject to deferred payout. The deferred portion will be distributed in four equal annual installments, together with interest at the prime rate during the deferral period, provided the Named Executive Officer continues in the Company's service. No such amounts have been allocated to the Named Executive Officers for fiscal years 1997 through 1999, as indicated below:

                                                PROFIT-SHARING         DEFERRED PORTION OF
                                                CONTRIBUTION TO        EXECUTIVE INCENTIVE
NAMED EXECUTIVE OFFICER                    TO SECTION 401(K) PLAN($)      PLAN BONUS($)
-----------------------                    -------------------------   -------------------
Mr. Zafiropoulo
1999.....................................              0                        0
1998.....................................              0                        0
1997.....................................              0                        0

Mr. Berry
1999.....................................              0                        0
1998.....................................              0                        0
1997.....................................              0                        0

Mr. Wright
1999.....................................              0                        0

Mr. Leunis
1999.....................................              0                        0
1998.....................................              0                        0
1997.....................................              0                        0

STOCK OPTIONS

    The following table provides information on the option grants made to the Named Executive Officers during the fiscal year ended December 31, 1999. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                                             -----------------                               VALUE AT ASSUMED
                                NUMBER OF                                                     ANNUAL RATES OF
                                SECURITIES      % OF TOTAL                                      STOCK PRICE
                                UNDERLYING        OPTIONS                                    APPRECIATION FOR
                                 OPTIONS        GRANTED TO       EXERCISE                     OPTION TERM(3)
                                 GRANTED         EMPLOYEES         PRICE     EXPIRATION   -----------------------
NAME                              (#)(1)      IN FISCAL YEAR     ($/SH)(2)      DATE       5%($)         10%($)
----                            ----------   -----------------   ---------   ----------   --------      ---------
Arthur W. Zafiropoulo.........   100,000            12.3          13.375       4/19/09    841,000       2,131,500
Daniel H. Berry...............    50,000             6.1          13.375       4/19/09    420,500       1,066,000
Bruce R. Wright...............   100,000            12.3          13.125       5/31/09    825,500       2,092,000
William G. Leunis, III........        --              --              --            --         --              --

------------------------

(1) The grants to Mr. Zafiropoulo and Mr. Berry were made on April 20, 1999. The grant to Mr. Wright was made on June 1, 1999. Each option has a maximum term of ten (10) years measured from such grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The shares subject to each option will vest and become exercisable as follows:
    (i) twenty-four percent (24%) of the option shares upon optionee's completion of twelve (12) months service measured from the grant date, and
    (ii) the remaining shares in a series of thirty-eight (38) successive equal monthly installments upon his completion of each additional month of service thereafter. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state withholdings taxes to which the optionee may become subject in connection with such exercise.

(3) There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10)-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 1999 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                   SHARES                         OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                                  ACQUIRED                                END(#)                 FISCAL YEAR-END($)(2)
                                     ON            VALUE        ---------------------------   ---------------------------
NAME                             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------------   -----------   -------------   -----------   -------------
Arthur W. Zafiropoulo..........          0              --              0        100,000               0       275,000
Daniel H. Berry................          0              --        188,200        141,000       1,755,390       137,500
Bruce R. Wright................          0              --              0        100,000               0       300,000
William G. Leunis, III.........     24,000         332,500         55,700              0         895,378             0

------------------------

(1) Equal to the fair market value of the securities underlying the option on the exercise date, minus the exercise price paid for those securities.

(2) Equal to the fair market value of the securities underlying the option at fiscal year-end ($16.125 per share), less the exercise price payable for those securities.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL

    Other than Mr. Bruce Wright, none of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Mr. Wright's agreement, provides, among other things, that he was to receive an option to purchase 100,000 shares of Common Stock upon his commencement of employment with the Company and that he will be eligible for an additional option grant to purchase 50,000 shares upon his completion of one year of employment. In addition, should Mr. Wright's employment be terminated during his first year of employment with the Company, then he will be entitled to a severance package including 6-months of salary continuation payments and one year accelerated vesting of his outstanding stock options.

    The Compensation Committee of the Board of Directors has the authority as plan administrator of the Company's 1993 Stock Option/Stock Issuance Plan to provide for accelerated vesting of any shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under the 1993 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs to be in effect for the Company's executive officers and administering certain other compensation programs for such individuals, subject to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") under which grants may be made to executive officers and other key employees.

COMPENSATION PHILOSOPHY

    The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements:
(i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

    In carrying out these objectives, the Compensation Committee takes the following factors into consideration:

    - The estimated level of compensation paid to executive officers in similar positions by other companies within and outside the Company's industry which compete with the Company for executive personnel.

    - The individual performance of each executive officer, together with his job knowledge and skills, demonstrated teamwork and adherence to the Company's core values.

    - The individual's level of responsibility and authority relative to other positions within the Company.

    - Corporate performance relative to competitors and business conditions and the progress of the Company in meeting financial goals and objectives.

SPECIFIC FACTORS

    The primary factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

    * BASE SALARY. The base salary levels for the executive officers was established for the 1999 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies within and outside the Company's industry with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee also relied upon specific compensation surveys for comparative compensation purposes. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

    * PROFIT SHARING PLAN. The Company annually distributes a profit sharing bonus to all eligible employees, including the executive officers, based on the level of the Company's operating earnings for the fiscal year in comparison to the targeted levels established by the Compensation Committee at the start of the year. One-half of the distribution is paid as a current cash bonus, and the remainder is contributed on the individual's behalf to his or her profit-sharing account under the Company's Section 401(k) Plan for subsequent distribution following his or her termination of employment. Accordingly, the bonuses under the profit sharing plan are tied solely to the Company's success in achieving the targeted levels of operating earnings. Because the targeted levels for the 1999 fiscal year were not attained, none of the Company's executive officers or other employees received a profit sharing distribution for such year.

    * ANNUAL INCENTIVE COMPENSATION. Each executive officer may also earn an incentive bonus each fiscal year on the basis of the Company's achievement of certain performance milestones established by the Compensation Committee at the start of that year. For fiscal year 1999, the performance milestones were tied to increases in the Company's operating earnings. Accordingly, this element of executive compensation is also earned solely on the basis of the achievement of certain specific objectives. Because the milestones for the 1999 fiscal year were not attained, none of the executive officers received an incentive bonus for that year.

    It is the Compensation Committee's estimate (on the basis of calendar year 2000 surveys of calendar year 1999 executive compensation) that the total cash compensation earned by the Company's executive officers for the 1999 fiscal year ranged from the 40th percentile to the 95th percentile of the total cash compensation earned by the executive officers in comparable positions at the principal companies with which the Company competes for executive talent.

    * EQUITY INCENTIVES. Equity incentives are provided primarily through stock option grants under the 1993 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a fifty-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

    The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee will also take into account the executive officer's existing holdings of the Company's common stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

CEO COMPENSATION

    In setting the compensation payable to the Company's Chief Executive Officer, Mr. Arthur W. Zafiropoulo, for the 1999 fiscal year, the Compensation Committee has sought to be competitive with the peer group companies, while at the same time tying a significant percentage of his compensation to

Company performance. It is the Committee's intent to provide Mr. Zafiropoulo with a level of stability and certainty each year with respect to base salary and not to have this particular component of compensation affected to any significant degree by Company performance factors. For the 1999 fiscal year, Mr. Zafiropoulo's base salary was maintained at the same level in effect for the prior fiscal year. In addition, because the Company did not achieve the operating earnings targets for the 1999 fiscal year, Mr. Zafiropoulo did not receive any profit-sharing or other incentive awards for such year.

    Mr. Zafiropoulo was granted an option for 100,000 shares during the 1999 fiscal year with an exercise price equal to the market price of the shares on the grant date. The grant is designed to provide him with a significant incentive to remain in the Company's employ and to contribute to the creation of shareholder value in the form of stock price appreciation, since the grant will not have any value unless he remains with the Company during the 50-month vesting period and the market price of the Company's common stock appreciates over the market price in effect at the time the option grant was made to him.

    For the 1999 fiscal year, the Compensation Committee believes (on the basis of 2000 surveys of 1999 executive compensation) that the total cash compensation earned by Mr. Zafiropoulo was approximately at the 36th percentile of the total cash compensation earned by chief executive officers at the principal companies with which the Company competes for executive talent.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1993 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

    The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Joel F. Gemunder                  Gregory Harrison
Member of Compensation Committee  Member and Chairman, Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Stock assuming $100 invested as of December 31, 1994 with the cumulative total returns of the Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Index.

                COMPARISON OF CUMULATIVE TOTAL RETURNS(1)(2)(3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                ULTRATECH STEPPER, INC.  THE NASDAQ STOCK MARKET (US)  HAMBRECHT & QUIST SEMICONDUCTOR INDEX
Dec. 31, 1994                   $100.00                           100                                    100
Mar. 31, 1995                   $127.96                       108.951                                120.758
Jun. 30, 1995                   $185.53                       124.623                                169.479
Sept. 30, 1995                  $222.37                       139.634                                191.535
Dec. 31, 1995                   $135.53                       141.335                                139.168
Mar. 30, 1996                    $92.76                       147.952                                131.434
Jun. 30, 1996                    $98.68                       160.006                                 125.97
Sept. 30, 1996                   $96.71                       165.705                                142.999
Dec. 31, 1996                   $125.00                       173.892                                180.237
Mar. 31, 1997                   $116.45                       164.463                                202.567
Jun. 30, 1997                   $120.40                        194.59                                228.444
Sept. 30, 1997                  $178.95                       227.521                                285.564
Dec. 31, 1997                   $104.61                       213.073                                190.083
Mar. 31, 1998                   $107.24                       249.365                                217.941
Jun. 30, 1998                   $103.95                       256.215                                187.246
Sept. 30, 1998                   $79.93                       231.371                                163.248
Dec. 31, 1998                    $84.21                       300.248                                266.818
Mar. 31, 1999                    $74.34                       335.857                                302.655
Jun. 30, 1999                    $79.28                       367.468                                396.913
Sept. 30, 1999                   $67.11                       375.848                                445.375
Dec. 31, 1999                    $84.87                        542.43                                665.872

------------------------

(1) The graph covers the period from December 31, 1994 to December 31, 1999.

(2) No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, NEITHER THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION NOR THE STOCK PRICE PERFORMANCE GRAPH WILL BE INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

                              CERTAIN TRANSACTIONS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director and officer of the Company has entered into a separate indemnification agreement with the Company.

    The Company has entered into various service contracts with KLA-Tencor Corporation, a company of which Mr. Levy serves as Chairman of the Board and as a member of the Board of Directors. To date, the Company's obligations to KLA-Tencor are approximately $200,000. The Company believes that the terms of the contracts with KLA-Tencor are no less favorable to the Company than could be obtained from an unaffiliated third party.

    The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons who are the beneficial owners of more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than ten percent beneficial stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 1999 fiscal year, the Company believes that all of the Company's executive officers, directors and greater than ten percent beneficial stockholders complied with all applicable
Section 16(a) filing requirements for the 1999 fiscal year, other than the Form 4 filed late by Mr. William G. Leunis, III on January 18, 2000 with respect to his sale of 13,200 shares in December 1999.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                          The Board of Directors of
                                          Ultratech Stepper, Inc.

Dated: May 2, 2000

                                                                      1223-PS-00

                           ULTRATECH STEPPER, INC.
                                  PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
                               JUNE 1, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby appoints Arthur W. Zafiropoulo and Bruce Wright and each of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Ultratech Stepper, Inc. (the "Company"), held of record by the undersigned on April 14, 2000 at the Annual Meeting of Stockholders of Ultratech Stepper, Inc. to be held on June 1, 2000, or at any adjournment or postponement thereof with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, AND 3 IF NO SPECIFICATION IS MADE.

1. To elect two directors to serve for the ensuing two years until the expiration of their terms in 2002 until their successors are elected and qualified.

     FOR all nominees          WITHHOLD AUTHORITY                EXCEPTIONS
     listed below              to vote for all nominees

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

           For the term ending upon the 2002 Annual Stockholders Meeting:
                                  Joel Gemunder
                              Arthur W. Zafiropoulo

                              (continued, and to be signed, on the other side)

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

     FOR                       AGAINST                           ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

     Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  DATED: ______________________________, 2000

                                  ___________________________________________
                                  Signature

                                  ___________________________________________
                                  (Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.